Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2025 THIRD QUARTER RESULTS

Total Revenues Increased 11% Year-Over-Year

Met or Exceeded All Guidance Metrics Provided

86% of Total Lots Are Optioned, Highest Percentage Ever

Second Highest TTM ROE Amongst Midsized Homebuilders

MATAWAN, NJ, August 21, 2025 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2025.

RESULTS FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED JULY 31, 2025:

  Total revenues increased 10.8% to $800.6 million in the third quarter of fiscal 2025, compared with $722.7 million in the same quarter of the prior year. For the nine months ended July 31, 2025, total revenues increased 6.7% to $2.16 billion compared with $2.03 billion in the first nine months of fiscal 2024.
  Domestic unconsolidated joint ventures(1) sale of homes revenues for the third quarter of fiscal 2025 increased 9.3% to $165.0 million (245 homes) compared with $151.0 million (224 homes) for the three months ended July 31, 2024. For the first nine months of fiscal 2025, domestic unconsolidated joint ventures sale of homes revenues increased 14.0% to $441.2 million (649 homes) compared with $386.9 million (568 homes) in the nine months ended July 31, 2024.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 11.7% (with 2.1% attributable to land charges) for the three months ended July 31, 2025, compared with 19.1% during the third quarter a year ago (with only 0.1% attributable to land charges). In the first nine months of fiscal 2025, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.5% compared with 18.9% in the same period of the prior fiscal year.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.3% during the fiscal 2025 third quarter, which was within the guidance range we provided, compared with 22.1% in last year’s third quarter. For the nine months ended July 31, 2025, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.6% compared with 22.2% in the first nine months of the previous fiscal year.
  Total SG&A was $90.8 million, or 11.3% of total revenues, in the third quarter of fiscal 2025 compared with $89.5 million, or 12.4% of total revenues, in the third quarter of fiscal 2024. Total SG&A was $258.3 million, or 12.0% of total revenues, in the first nine months of fiscal 2025 compared with $254.5 million, or 12.6% of total revenues, in the first nine months of the previous fiscal year.
  Total interest expense as a percent of total revenues increased to 4.2% for the third quarter of fiscal 2025, compared with 4.0% for the third quarter of fiscal 2024. For the nine months ended July 31, 2025, total interest expense as a percent of total revenues was 4.3% compared with 4.4% in the first nine months of the previous fiscal year.
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  Income before income taxes for the third quarter of fiscal 2025 was $23.8 million compared with $97.3 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2025, income before income taxes was $90.2 million compared with $199.2 million during the first nine months of the prior fiscal year.
  Income before income taxes excluding land-related charges and gain on extinguishment of debt, net was $39.8 million in the third quarter of fiscal 2025, which was at the high end of the guidance range we provided, compared with income before these items of $100.4 million in the third quarter of fiscal 2024. For the nine months ended July 31, 2025, income before income taxes excluding land-related charges and gain on extinguishment of debt, net was $109.9 million compared with income before these items of $201.5 million in the same period of fiscal 2024.
  Net income was $16.6 million, or $1.99 per diluted common share, for the three months ended July 31, 2025, compared with net income of $72.9 million, or $9.75 per diluted common share, in the same period of the previous fiscal year. For the first nine months of fiscal 2025, net income was $64.5 million, or $7.94 per diluted common share, compared with net income of $147.7 million, or $19.15 per diluted common share, during the first nine months of fiscal 2024.
  EBITDA was $61.0 million for the third quarter of fiscal 2025 compared with $127.9 million for the third quarter of the prior year. For the first nine months of fiscal 2025, EBITDA was $190.7 million compared with $294.3 million in the same period of the prior year.
  Adjusted EBITDA was $77.1 million for the quarter ended July 31, 2025, which was above the guidance range we provided, compared with $131.0 million in the third quarter of the prior fiscal year. For the nine months ended July 31, 2025, adjusted EBITDA was $210.4 million compared with $296.6 million in the same period of the previous fiscal year.
  Consolidated contracts in the third quarter of fiscal 2025 increased 1.6% to 1,211 homes ($619.6 million) compared with 1,192 homes ($645.8 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended July 31, 2025, increased 1.4% to 1,416 homes ($749.0 million) compared with 1,396 homes ($791.3 million) in the third quarter of fiscal 2024.
  As of July 31, 2025, consolidated community count decreased 1.6% to 124 communities compared with 126 communities as of July 31, 2024. Community count, including domestic unconsolidated joint ventures, was unchanged at 146 as of both July 31, 2025 and July 31, 2024.
  Consolidated contracts per community increased 3.2% year-over-year to 9.8 in the third quarter of fiscal 2025 compared with 9.5 contracts per community for the third quarter of fiscal 2024. Contracts per community, including domestic unconsolidated joint ventures, increased 1.0% to 9.7 in the three months ended July 31, 2025 compared with 9.6 contracts per community in the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of July 31, 2025, decreased 27.6% to $838.8 million compared with $1.16 billion as of July 31, 2024. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2025, decreased 24.4% to $1.10 billion compared with $1.46 billion as of July 31, 2024. The year-over-year decrease in backlog dollars is partly due to increased sales of quick move in homes (QMIs), which are typically in backlog for a very short period of time.
  The gross contract cancellation rate for consolidated contracts was 19% for the third quarter ended July 31, 2025, compared with 17% in the 2024 third quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 19% for the third quarter of fiscal 2025 compared with 17% in the third quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 18.7%. For the trailing twelve-month period our net income return on inventory was 9.5% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 22.1%. For the most recently reported trailing twelve-month periods, we had the second highest ROE, and we believe the highest Adjusted EBIT ROI compared to nine of our publicly traded midsized homebuilder peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

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LIQUIDITY AND INVENTORY AS OF JULY 31, 2025:

  During the third quarter of fiscal 2025, land and land development spending was $192.6 million compared with $216.1 million in the same quarter one year ago. For the first nine months of fiscal 2025, land and land development spending was $660.0 million compared with $677.0 million in the same period one year ago.
  Total liquidity as of July 31, 2025, was $277.9 million, which was above our target liquidity range of $170 million to $245 million.
  In the third quarter of fiscal 2025, approximately 3,500 lots were put under option or acquired in 30 consolidated communities.
  As of July 31, 2025, our total controlled consolidated lots were 40,246, an increase of 1.8% compared with 39,516 lots at the end of the previous fiscal year’s third quarter. Continuing our land-light strategic focus, 86% of our lots were optioned at the end of the third quarter of fiscal 2025, which is our highest percentage of option lots ever. Based on trailing twelve-month deliveries, the current position equaled 7.0 years’ supply.
  Total QMIs as of July 31, 2025, were 1,016, a decline of 5.3% compared with 1,073 as of April 30, 2025, illustrating our efforts to match our starts with our sales pace. This equates to 8.2 QMIs per community as of July 31 2025, approaching our goal of 8 QMIs per community.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the fourth quarter of fiscal 2025. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $119.47 on July 31, 2025.

For the fourth quarter of fiscal 2025, total revenues are expected to be between $750 million and $850 million, adjusted homebuilding gross margin is expected to be between 15.0% and 16.5%, adjusted income before income taxes is expected to be between $45 million and $55 million and adjusted EBITDA is expected to be between $77 million and $87 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“While the market environment remains challenging, we’re encouraged by our performance this quarter. We met or exceeded the guidance range for all the metrics provided for the third quarter,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Uncertainty across global, political and economic fronts continued to weigh on homebuyer sentiment resulting in a slower sales pace than we had expected at the beginning of the fiscal year. Additionally, affordability challenges are weighing on buyer activity as home prices remain high, and mortgage rates have only seen modest declines from recent highs. We addressed these affordability headwinds with increased incentives that led to the first year-over-year increase in quarterly contracts per community this fiscal year. While our contracts for the quarter increased, QMIs decreased 5% sequentially, consistent with our goal of aligning our starts with our sales. Furthermore, consistent with our short-term strategy, we are selling through some of the lower margin homes and land to make room for newer land purchases with better margins.”

“Our primary focus remains on pursuing growth opportunities, while improving our capital structure. Given the current market conditions, our approach to new land acquisitions relies on strict adherence to underwriting discipline. We believe we are in a period where consumers are adjusting to current home prices and mortgage rates and remain confident that the combination of pent-up housing demand and the positive long-term demographic trends for housing will drive increased demand for new homes going forward. We are seeing current land opportunities on slightly better terms than last year. Our second highest ROE and what we believe to be the highest adjusted EBIT ROI among midsized homebuilder peers for the trailing twelve-month period, demonstrate the effectiveness of our strategy, and we remain focused on sustaining returns that outpace industry benchmarks,” concluded Mr. Hovnanian.

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WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2025 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, August 21, 2025. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net income are presented in tables attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net income return on inventory are presented in a table attached to this earnings release.

Total liquidity is comprised of $146.6 million of cash and cash equivalents, $6.3 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of July 31, 2025.

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FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2025 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
July 31, 2025
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Total revenues	$800,583	$722,704	$2,160,677	$2,025,280
Costs and expenses (1)	792,292	636,133	2,104,640	1,864,241
Gain on extinguishment of debt, net	-	-	399	1,371
Income from unconsolidated joint ventures	15,511	10,698	33,759	36,814
Income before income taxes	23,802	97,269	90,195	199,224
Income tax provision	7,187	24,350	25,663	51,565
Net income	16,615	72,919	64,532	147,659
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net income available to common stockholders	$13,946	$70,250	$56,525	$139,652

Per share data:
Basic:
Net income per common share	$2.14	$10.61	$8.55	$20.85
Weighted average number of common shares outstanding	6,399	6,474	6,442	6,476
Assuming dilution:
Net income per common share	$1.99	$9.75	$7.94	$19.15
Weighted average number of common shares outstanding	6,887	7,048	6,936	7,048

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2025
Reconciliation of income before income taxes excluding land-related charges and gain on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Income before income taxes	$23,802	$97,269	$90,195	$199,224
Inventory impairments and land option write-offs	16,045	3,099	20,141	3,638
Gain on extinguishment of debt, net	-	-	(399)	(1,371)
Income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$39,847	$100,368	$109,937	$201,491

(1) Income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
July 31, 2025
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Sale of homes	$769,050	$687,424	$2,066,278	$1,947,989
Cost of sales, excluding interest expense and land charges (1)	636,015	535,425	1,702,360	1,515,258
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	133,035	151,999	363,918	432,731
Cost of sales interest expense, excluding land sales interest expense	26,868	20,351	65,544	61,792
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	106,167	131,648	298,374	370,939
Land charges	16,045	446	20,141	985
Homebuilding gross margin	$90,122	$131,202	$278,233	$369,954

Homebuilding gross margin percentage	11.7%	19.1%	13.5%	18.9%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	17.3%	22.1%	17.6%	22.2%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	13.8%	19.2%	14.4%	19.0%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Land and lot sales	$1,193	$14,230	$20,623	$15,783
Cost of sales, excluding interest (1)	241	11,907	10,475	12,789
Land and lot sales gross margin, excluding interest and land charges	952	2,323	10,148	2,994
Land and lot sales interest expense	-	1,965	618	1,965
Land and lot sales gross margin, including interest	$952	$358	$9,530	$1,029

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
July 31, 2025
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net income	$16,615	$72,919	$64,532	$147,659
Income tax provision	7,187	24,350	25,663	51,565
Interest expense	34,017	28,578	91,973	89,439
EBIT (1)	57,819	125,847	182,168	288,663
Depreciation and amortization	3,192	2,067	8,513	5,679
EBITDA (2)	61,011	127,914	190,681	294,342
Inventory impairments and land option write-offs	16,045	3,099	20,141	3,638
Gain on extinguishment of debt, net	-	-	(399)	(1,371)
Adjusted EBITDA (3)	$77,056	$131,013	$210,423	$296,609

Interest incurred	$28,523	$28,087	$88,210	$94,578

Adjusted EBITDA to interest incurred	2.70	4.66	2.39	3.14

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
July 31, 2025
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$53,633	$52,222	$57,671	$52,060
Plus: interest incurred	28,523	28,087	88,210	94,578
Less: interest expensed	(34,017)	(28,578)	(91,973)	(89,439)
Less: interest contributed to unconsolidated joint ventures (1)	-	-	(5,769)	(5,468)
Plus: interest acquired from unconsolidated joint ventures (2)	-	2,861	-	2,861
Interest capitalized at end of period (3)	$48,139	$54,592	$48,139	$54,592

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the nine months ended July 31, 2025 and 2024, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets purchased from joint ventures the company closed out during the three and nine months ended July 31, 2024, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
July 31, 2025
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(in thousands)

					TTM
	For the quarter ended				ended
	10/31/2024	1/31/2025	4/30/2025	7/31/2025	7/31/2025
Net income	$94,349	$28,191	$19,726	$16,615	$158,881

	As of					Five Quarter
	7/31/2024	10/31/2024	1/31/2025	4/30/2025	7/31/2025	Average
Total inventories	$1,650,470	$1,644,804	$1,666,490	$1,743,965	$1,692,932	$1,679,732
Return on Inventory						9.5%

					TTM
	For the quarter ended				ended
	10/31/2024	1/31/2025	4/30/2025	7/31/2025	7/31/2025
Net income	$94,349	$28,191	$19,726	$16,615	$158,881
Income tax provision	23,516	11,672	6,804	7,187	49,179
Interest expense	31,120	28,873	29,083	34,017	123,093
EBIT (1)	148,985	68,736	55,613	57,819	331,153
Inventory impairments and land option write-offs	7,918	1,040	3,056	16,045	28,059
Gain on extinguishment of debt, net	-	-	(399)	-	(399)
Adjusted EBIT (2)	$156,903	$69,776	$58,270	$73,864	$358,813

	As of
	7/31/2024	10/31/2024	1/31/2025	4/30/2025	7/31/2025
Total inventories	$1,650,470	$1,644,804	$1,666,490	$1,743,965	$1,692,932
Less Liabilities from inventory not owned, net of debt issuance costs	(135,559)	(140,298)	(156,274)	(173,098)	(236,644)
Less Interest capitalized at end of period	(54,592)	(57,671)	(52,884)	(53,633)	(48,139)
Plus Investments in and advances to unconsolidated joint ventures	126,318	142,910	172,679	183,461	218,356	Five Quarter Average
Adjusted Investment (3)	$1,586,637	$1,589,745	$1,630,011	$1,700,695	$1,626,505	$1,626,719
Adjusted EBIT Return on Adjusted Investment (4)						22.1%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net.

(3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.

(4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income to total inventories.

9

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	July 31,	October 31,
	2025	2024
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$146,592	$209,976
Restricted cash and cash equivalents	12,155	7,875
Inventories:
Sold and unsold homes and lots under development	1,192,251	1,195,318
Land and land options held for future development or sale	171,030	238,499
Consolidated inventory not owned	329,651	210,987
Total inventories	1,692,932	1,644,804
Investments in and advances to unconsolidated joint ventures	218,356	142,910
Receivables, deposits and notes, net	29,233	29,400
Property and equipment, net	51,573	43,431
Prepaid expenses and other assets	83,916	82,525
Total homebuilding	2,234,757	2,160,921

Financial services	173,775	203,589

Deferred tax assets, net	220,820	241,064
Total assets	$2,629,352	$2,605,574

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$53,524	$90,675
Accounts payable and other liabilities	425,683	433,273
Customers’ deposits	35,480	41,639
Liabilities from inventory not owned, net of debt issuance costs	236,644	140,298
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	861,922	896,218
Accrued interest	28,361	14,508
Total homebuilding	1,641,614	1,616,611

Financial services	152,375	183,135

Income taxes payable	-	5,479
Total liabilities	1,793,989	1,805,225

Stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2025 and October 31, 2024	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,479,719 shares at July 31, 2025 and 6,415,794 shares at October 31, 2024	65	64
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 788,056 shares at July 31, 2025 and 757,023 shares at October 31, 2024	8	8
Paid in capital - common stock	758,542	749,752
Retained earnings	130,661	74,136
Treasury stock - at cost – 1,348,087 shares of Class A common stock at July 31, 2025 and 1,090,179 shares at October 31, 2024; 27,669 shares of Class B common stock at July 31, 2025 and October 31, 2024	(189,212)	(158,910)
Total stockholders’ equity	835,363	800,349
Total liabilities and equity	$2,629,352	$2,605,574

(1)     Derived from the audited balance sheet as of October 31, 2024

10

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2025	2024	2025	2024
Revenues:
Homebuilding:
Sale of homes	$769,050	$687,424	$2,066,278	$1,947,989
Land sales and other revenues	2,967	16,392	27,573	25,968
Total homebuilding	772,017	703,816	2,093,851	1,973,957
Financial services	28,566	18,888	66,826	51,323
Total revenues	800,583	722,704	2,160,677	2,025,280

Expenses:
Homebuilding:
Cost of sales, excluding interest	636,256	547,332	1,712,835	1,528,047
Cost of sales interest	26,868	22,316	66,162	63,757
Inventory impairments and land option write-offs	16,045	3,099	20,141	3,638
Total cost of sales	679,169	572,747	1,799,138	1,595,442
Selling, general and administrative	55,770	50,989	161,087	146,415
Total homebuilding expenses	734,939	623,736	1,960,225	1,741,857

Financial services	14,715	12,362	41,043	35,856
Corporate general and administrative	35,029	38,480	97,221	108,130
Other interest	7,149	6,262	25,811	25,682
Other expense (income), net (1)	460	(44,707)	(19,660)	(47,284)
Total expenses	792,292	636,133	2,104,640	1,864,241
Gain on extinguishment of debt, net	-	-	399	1,371
Income from unconsolidated joint ventures	15,511	10,698	33,759	36,814
Income before income taxes	23,802	97,269	90,195	199,224
State and federal income tax provision:
State	3,310	5,896	7,170	13,333
Federal	3,877	18,454	18,493	38,232
Total income taxes	7,187	24,350	25,663	51,565
Net income	16,615	72,919	64,532	147,659
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net income available to common stockholders	$13,946	$70,250	$56,525	$139,652

Per share data:
Basic:
Net income per common share	$2.14	$10.61	$8.55	$20.85
Weighted-average number of common shares outstanding	6,399	6,474	6,442	6,476
Assuming dilution:
Net income per common share	$1.99	$9.75	$7.94	$19.15
Weighted-average number of common shares outstanding	6,887	7,048	6,936	7,048

(1) Includes gain on contribution of assets to a joint venture of $22.7 million for the nine months ended July 31, 2025, and includes gain on consolidation of a joint venture of $45.7 million for the three and nine months ended July 31, 2024.

11

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(DE, MD, NJ, OH, PA, VA, WV)	Home	416	414	0.5%	479	404	18.6%	761	898	(15.3)%
	Dollars	$226,020	$260,081	(13.1)%	$288,008	$254,784	13.0%	$444,862	$617,520	(28.0)%
	Avg. Price	$543,317	$628,215	(13.5)%	$601,269	$630,653	(4.7)%	$584,576	$687,661	(15.0)%
Southeast
(FL, GA, SC)	Home	157	114	37.7%	195	231	(15.6)%	228	316	(27.8)%
	Dollars	$79,267	$63,990	23.9%	$104,493	$115,804	(9.8)%	$130,678	$147,268	(11.3)%
	Avg. Price	$504,885	$561,316	(10.1)%	$535,862	$501,316	6.9%	$573,149	$466,038	23.0%
West
(AZ, CA, TX)	Home	638	664	(3.9)%	757	620	22.1%	502	827	(39.3)%
	Dollars	$314,349	$321,722	(2.3)%	$376,549	$316,836	18.8%	$263,272	$393,980	(33.2)%
	Avg. Price	$492,710	$484,521	1.7%	$497,423	$511,026	(2.7)%	$524,446	$476,397	10.1%
Consolidated Total
	Home	1,211	1,192	1.6%	1,431	1,255	14.0%	1,491	2,041	(26.9)%
	Dollars	$619,636	$645,793	(4.1)%	$769,050	$687,424	11.9%	$838,812	$1,158,768	(27.6)%
	Avg. Price	$511,673	$541,773	(5.6)%	$537,421	$547,748	(1.9)%	$562,584	$567,745	(0.9)%
Unconsolidated Joint Ventures (2) (3)
(excluding KSA JV)	Home	205	204	0.5%	245	224	9.4%	387	422	(8.3)%
	Dollars	$129,354	$145,480	(11.1)%	$164,971	$150,968	9.3%	$264,240	$299,510	(11.8)%
	Avg. Price	$630,995	$713,137	(11.5)%	$673,351	$673,964	(0.1)%	$682,791	$709,739	(3.8)%
Grand Total
	Home	1,416	1,396	1.4%	1,676	1,479	13.3%	1,878	2,463	(23.8)%
	Dollars	$748,990	$791,273	(5.3)%	$934,021	$838,392	11.4%	$1,103,052	$1,458,278	(24.4)%
	Avg. Price	$528,948	$566,814	(6.7)%	$557,292	$566,864	(1.7)%	$587,355	$592,074	(0.8)%

KSA JV Only
	Home	39	109	(64.2)%	1	3	(66.7)%	607	211	187.7%
	Dollars	$9,193	$28,069	(67.2)%	$177	$475	(62.7)%	$148,308	$47,447	212.6%
	Avg. Price	$235,718	$257,514	(8.5)%	$177,000	$158,333	11.8%	$244,329	$224,867	8.7%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2) (3)
(DE, MD, NJ, OH, PA, VA, WV)	Home	1,353	1,346	0.5%	1,374	1,067	28.8%	761	898	(15.3)%
	Dollars	$739,452	$835,809	(11.5)%	$826,071	$642,481	28.6%	$444,862	$617,520	(28.0)%
	Avg. Price	$546,528	$620,958	(12.0)%	$601,216	$602,138	(0.2)%	$584,576	$687,661	(15.0)%
Southeast (2)
(FL, GA, SC)	Home	461	388	18.8%	472	672	(29.8)%	228	316	(27.8)%
	Dollars	$239,237	$206,722	15.7%	$230,533	$349,801	(34.1)%	$130,678	$147,268	(11.3)%
	Avg. Price	$518,952	$532,789	(2.6)%	$488,417	$520,537	(6.2)%	$573,149	$466,038	23.0%
West (4)
(AZ, CA, TX)	Home	2,000	2,097	(4.6)%	2,124	1,862	14.1%	502	827	(39.3)%
	Dollars	$990,833	$1,013,424	(2.2)%	$1,009,674	$955,707	5.6%	$263,272	$393,980	(33.2)%
	Avg. Price	$495,417	$483,273	2.5%	$475,364	$513,269	(7.4)%	$524,446	$476,397	10.1%
Consolidated Total
	Home	3,814	3,831	(0.4)%	3,970	3,601	10.2%	1,491	2,041	(26.9)%
	Dollars	$1,969,522	$2,055,955	(4.2)%	$2,066,278	$1,947,989	6.1%	$838,812	$1,158,768	(27.6)%
	Avg. Price	$516,393	$536,663	(3.8)%	$520,473	$540,958	(3.8)%	$562,584	$567,745	(0.9)%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	631	605	4.3%	649	568	14.3%	387	422	(8.3)%
(2) (3) (4) (5)	Dollars	$406,316	$420,973	(3.5)%	$441,242	$386,914	14.0%	$264,240	$299,510	(11.8)%
	Avg. Price	$643,924	$695,823	(7.5)%	$679,880	$681,187	(0.2)%	$682,791	$709,739	(3.8)%
Grand Total
	Home	4,445	4,436	0.2%	4,619	4,169	10.8%	1,878	2,463	(23.8)%
	Dollars	$2,375,838	$2,476,928	(4.1)%	$2,507,520	$2,334,903	7.4%	$1,103,052	$1,458,278	(24.4)%
	Avg. Price	$534,497	$558,370	(4.3)%	$542,871	$560,063	(3.1)%	$587,355	$592,074	(0.8)%

KSA JV Only
	Home	332	208	59.6%	1	47	(97.9)%	607	211	187.7%
	Dollars	$84,125	$49,310	70.6%	$177	$9,987	(98.2)%	$148,308	$47,447	212.6%
	Avg. Price	$253,389	$237,067	6.9%	$177,000	$212,489	(16.7)%	$244,329	$224,867	8.7%
DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(3) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(4) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	131	126	4.0%	144	100	44.0%	290	230	26.1%
(Excluding KSA JV)	Dollars	$84,837	$96,909	(12.5)%	$99,899	$75,432	32.4%	$192,171	$185,942	3.3%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$647,611	$769,119	(15.8)%	$693,743	$754,320	(8.0)%	$662,659	$808,443	(18.0)%
Southeast
(Unconsolidated Joint Ventures)	Home	58	65	(10.8)%	77	96	(19.8)%	82	166	(50.6)%
(FL, GA, SC)	Dollars	$35,362	$41,734	(15.3)%	$51,806	$61,333	(15.5)%	$63,462	$101,312	(37.4)%
	Avg. Price	$609,690	$642,062	(5.0)%	$672,805	$638,885	5.3%	$773,927	$610,313	26.8%
West
(Unconsolidated Joint Ventures)	Home	16	13	23.1%	24	28	(14.3)%	15	26	(42.3)%
(AZ, CA, TX)	Dollars	$9,155	$6,837	33.9%	$13,266	$14,203	(6.6)%	$8,607	$12,256	(29.8)%
	Avg. Price	$572,188	$525,923	8.8%	$552,750	$507,250	9.0%	$573,800	$471,385	21.7%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	205	204	0.5%	245	224	9.4%	387	422	(8.3)%
	Dollars	$129,354	$145,480	(11.1)%	$164,971	$150,968	9.3%	$264,240	$299,510	(11.8)%
	Avg. Price	$630,995	$713,137	(11.5)%	$673,351	$673,964	(0.1)%	$682,791	$709,739	(3.8)%

KSA JV Only
	Home	39	109	(64.2)%	1	3	(66.7)%	607	211	187.7%
	Dollars	$9,193	$28,069	(67.2)%	$177	$475	(62.7)%	$148,308	$47,447	212.6%
	Avg. Price	$235,718	$257,514	(8.5)%	$177,000	$158,333	11.8%	$244,329	$224,867	8.7%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	386	353	9.3%	370	281	31.7%	290	230	26.1%
(Excluding KSA JV)	Dollars	$250,414	$277,612	(9.8)%	$270,613	$209,139	29.4%	$192,171	$185,942	3.3%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$648,741	$786,436	(17.5)%	$731,386	$744,267	(1.7)%	$662,659	$808,443	(18.0)%
Southeast (2)
(Unconsolidated Joint Ventures)	Home	194	180	7.8%	230	215	7.0%	82	166	(50.6)%
(FL, GA, SC)	Dollars	$127,762	$108,405	17.9%	$144,792	$140,854	2.8%	$63,462	$101,312	(37.4)%
	Avg. Price	$658,567	$602,250	9.4%	$629,530	$655,135	(3.9)%	$773,927	$610,313	26.8%
West (4)
(Unconsolidated Joint Ventures)	Home	51	72	(29.2)%	49	72	(31.9)%	15	26	(42.3)%
(AZ, CA, TX)	Dollars	$28,140	$34,956	(19.5)%	$25,837	$36,921	(30.0)%	$8,607	$12,256	(29.8)%
	Avg. Price	$551,765	$485,500	13.6%	$527,286	$512,792	2.8%	$573,800	$471,385	21.7%
Unconsolidated Joint Ventures
(Excluding KSA JV)	Home	631	605	4.3%	649	568	14.3%	387	422	(8.3)%
(2) (3) (4) (5)	Dollars	$406,316	$420,973	(3.5)%	$441,242	$386,914	14.0%	$264,240	$299,510	(11.8)%
	Avg. Price	$643,924	$695,823	(7.5)%	$679,880	$681,187	(0.2)%	$682,791	$709,739	(3.8)%

KSA JV Only
	Home	332	208	59.6%	1	47	(97.9)%	607	211	187.7%
	Dollars	$84,125	$49,310	70.6%	$177	$9,987	(98.2)%	$148,308	$47,447	212.6%
	Avg. Price	$253,389	$237,067	6.9%	$177,000	$212,489	(16.7)%	$244,329	$224,867	8.7%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(3) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(4) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.